EXHIBIT 99.4v


                         NORTHERN LIFE INSURANCE COMPANY
                                 A Stock Company

HOME OFFICE:                                          RELIASTAR SERVICE CENTER:
1501 4th Avenue, Suite 1000                                      P.O. Box 5050
Seattle, WA 98101-3620                          Minot, North Dakota 58702-5050


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                      RIGHT TO EXAMINE AND CANCEL CONTRACT

You may cancel this contract by giving written notice of cancellation to Northern Life Insurance Company, ReliaStar Service Center, P.O. Box 5050, Minot, ND 58702-5050. You may also give notice to the agent from whom you bought the contract. You must also return the contract before midnight of the tenth day after the date you receive the contract. As soon as you return it, we will consider it void from the start. When these conditions are met, we will refund the Contract Value as of the next Valuation Date after receiving your request. However, if applicable law so requires, the full amount of any Purchase Payments we receive will be refunded.
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                                     NOTICE

ANNUITY PAYOUTS AND CONTRACT VALUES PROVIDED BY THIS CONTRACT ARE VARIABLE AND MAY INCREASE OR DECREASE IN VALUE BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT AND ARE NOT GUARANTEED AS TO THE FIXED DOLLAR AMOUNT.

This contract is a legal contract between you and Northern Life Insurance Company. READ YOUR CONTRACT CAREFULLY.

We will make Fixed and/or Variable Annuity Payouts subject to the terms of this contract. You may change the Start Date, the annuity payout option, or both, as shown in the contract.

If you die while this contract is in force, we will pay the death benefit when we receive written notice of your death.

Your rights under this contract cannot be forfeited.

We issue this contract in consideration of the attached application and the payment of Purchase Payments according to the terms of this contract.

The provisions on the following pages are a part of this contract.



/s/ Susan M. Bergen                                 s/ Michael J. Dubes
     Secretary                                            President



                 INDIVIDUAL DEFERRED RETIREMENT ANNUITY CONTRACT
                                Nonparticipating

                       VARIABLE AND/OR FIXED ACCUMULATION
                  VARIABLE AND/OR FIXED DOLLAR ANNUITY PAYOUTS



Form No. 13082 7-99

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TABLE OF CONTENTS
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                                                                   PAGE
                                                                   ----

           Section 1          Definitions                             3
           Section 2          The Contract                            5
           Section 3          Purchase Payments                       5
           Section 4          Fixed Account                           6
           Section 5          Variable Account                        8
           Section 6          Reallocations of Contract Value        11
           Section 7          Withdrawals                            13
           Section 8          Annuity Benefits                       15
           Section 9          General Provisions                     20
           Section 10         Payments at Death                      22
           Section 11         Amendment and Disclaimer               24
           Section 12         Termination                            25
           Section 13         If your Contract is an IRA             25



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Additional benefits, if any, are listed on the Contract Data Page(s).
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Form No. 13082 7-99

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                               CONTRACT DATA PAGE
                         INDIVIDUAL DEFERRED retirement
                                ANNUITY CONTRACT

PURCHASE PAYMENTS:

         Minimum Initial Purchase Payment                           $25,000.00
         Minimum Subsequent Purchase Payments                        $5,000.00

Purchase Payments are allocated to the Fixed Account and Separate Account One (Variable Account) as shown below unless changed as provided in this contract:

VARIABLE ACCOUNT
SUB-ACCOUNTS                                                 INITIAL ALLOCATION
NORTHSTAR GALAXY TRUST
            Emerging Growth Portfolio                                        0%
            Research Enhanced Index Portfolio                                0%
            Growth + Value Portfolio                                         0%
            High Yield Bond Portfolio                                        0%
            International Value Portfolio                                    0%
FIDELITY VARIABLE INSURANCE PRODUCTS FUND
            VIP Money Market Portfolio                                       0%
            VIP Growth Portfolio                                             0%
            VIP Equity-Income Portfolio                                      0%
FIDELITY VARIABLE INSURANCE PRODUCTS FUND II
            VIP II Investment Grade Bond Portfolio                           0%
            VIP II Asset Manager: Growth Portfolio                           0%
            VIP II Index 500 Portfolio                                       0%
            VIP II Contrafund Portfolio                                      0%
FIDELITY VARIABLE INSURANCE PRODUCTS FUND III
            VIP III Growth Opportunities Portfolio                           0%
THE ALGER AMERICAN FUND
            ALGER AMERICAN Small Capitalization Portfolio                    0%
            ALGER AMERICAN Growth Portfolio                                  0%
            ALGER AMERICAN MidCap Growth Portfolio                           0%
            ALGER AMERICAN Leveraged AllCap Portfolio                        0%




                                   OWNER:       John Doe
                                   OWNER:       Jane Doe

                              ISSUE DATE:       December 1, 1999
                            CONTRACT NO.:       VA00123456

                               ANNUITANT:       Billy Doe
                               ANNUITANT:       Nancy Doe


Form No. 13082 7-99                                                      PAGE A

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                               CONTRACT DATA PAGE
                         INDIVIDUAL DEFERRED retirement
                                ANNUITY CONTRACT

SUB-ACCOUNTS (CONTINUED)                                     INITIAL ALLOCATION

JANUS ASPEN SERIES
            Aggressive Growth Portfolio                                      0%
            Growth Portfolio                                                 0%
            International Growth Portfolio                                   0%
            Worldwide Growth Portfolio                                       0%
OCC ACCUMULATION TRUST
            Managed Portfolio                                                0%
            Small Cap Portfolio                                              0%
            Equity Portfolio                                                 0%
            Global Equity Portfolio                                          0%
NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
            Partners Portfolio                                               0%
            Limited Maturity Bond Portfolio                                  0%
            Socially Responsive Portfolio                                    0%

FIXED ACCOUNT
Fixed Account A                                                              0%
Fixed Account C                                                              0%
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Total Allocation                                                           100%

OTHER CHARGES:
            Mortality Risk Charge:             .85% of the daily net asset value
            Expense Risk Charge:               .40% of the daily net asset value
            Administrative Charge:             .15% of the daily net asset value

CREDITS
            Product Asset Credit:              .80% of average daily Variable
                                               Account Contract Value (credited
                                               monthly)




                                   OWNER:       John Doe
                                   OWNER:       Jane Doe

                              ISSUE DATE:       December 1, 1999
                            CONTRACT NO.:       VA00123456

                               ANNUITANT:       Billy Doe
                               ANNUITANT:       Nancy Doe


Form No. 13082 7-99                                                      PAGE B

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SECTION 1  DEFINITIONS
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ACCUMULATION UNIT                       A unit of measure used to determine the
                                        Variable Account Contract Value.

ANNUITANT(S)                            You are the Annuitant(s) unless you
                                        designate someone else to be the
                                        Annuitant(s).

ANNUITY PAYOUT DATE                     The first business day of any calendar
                                        month in which a Fixed or Variable
                                        Annuity Payout is made under the
                                        contract.

ANNUITY UNIT                            A unit of measure used to determine the
                                        amount of a Variable Annuity Payout
                                        after the first annuity payout.

BENEFICIARY                             The person(s) named by you to receive
                                        any payments after your death.

CODE                                    The Federal Internal Revenue Code of
                                        1986 (IRC), as amended.

CONTINGENT BENEFICIARY                  The person(s) you name to become the
                                        Beneficiary if the Beneficiary dies.

CONTRACT ANNIVERSARY                    The same day and month as the Issue Date
                                        each year that this contract remains in
                                        force.

CONTRACT EARNINGS                       On any Valuation Date, the Contract
                                        Value,

                                        1.   PLUS the aggregate Purchase
                                             Payments withdrawn up to that date,

                                        2.   LESS the aggregate Purchase
                                             Payments made up to that date.

CONTRACT VALUE                          The sum of the Fixed Account Contract
                                        Value (as defined in Section 4D),


                                        1.   PLUS the Variable Account Contract
                                             Value (as defined in Section 5D) on
                                             a Valuation Date,

                                        2.   LESS prior withdrawals,

                                        3.   LESS applicable taxes, and

                                        4.   PLUS all interest earned.

CONTRACT YEAR                           Each 12-month period starting with the
                                        Issue Date and each Contract Anniversary after that.


FIXED ACCOUNT                           One or more accounts under this contract
                                        that guarantee both principal and
                                        interest. The Fixed Accounts are held in our General Account. We have complete ownership and control of the assets in the General Account.

FIXED ANNUITY PAYOUT                    A series of periodic payments to the
                                        Payee which do not vary in amount. The
                                        principal and interest amounts are
                                        guaranteed. These payments are made from the General Account.



Form No. 13082 7-99                                                           3

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SECTION 1  DEFINITIONS (CONTINUED)
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FUND                                    Any open-end management investment
                                        company (or portfolio thereof) or any
                                        unit investment trust (or series
                                        thereof) listed on the Contract Data
                                        Page(s) on the Issue Date or thereafter
                                        made available.

GENERAL ACCOUNT                         Our assets other than those allocated to
                                        the Variable Account or any other
                                        separate account.

HOME OFFICE                             Northern Life Insurance Company
                                        at our home office in Seattle,
                                        Washington, or our administrative office in Minot, North Dakota.

IRREVOCABLE BENEFICIARY                 The Irrevocable Beneficiary cannot be
                                        removed as Beneficiary without his or
                                        her consent.

                                        The Irrevocable Beneficiary must also
                                        consent to any full or partial
                                        withdrawal, or ownership change, that
                                        the Owner wishes to make.

OWNER(S)(YOU, YOUR)                     The person(s) named on the Application
                                        and the Contract Data Page(s) to hold
                                        this contract and to exercise all rights and privileges under it.

                                        The first Owner listed on the Contract
                                        Data Page will be the person designated
                                        to receive all correspondence, notices
                                        and forms we are required to send out
                                        under the Code.

                                        Any Owners own the contract equally. Any request that affects the contract must be signed by both the Owners.

PAYEE                                   The person to receive payments under a
                                        Fixed or Variable Annuity Payout.

PURCHASE PAYMENTS                       These include periodic, single lump sum,
                                        rollover, and transfer payments paid to
                                        us on your behalf, less applicable
                                        premium taxes, if any, as required by
                                        law.

START DATE                              The date on which the entire Contract
                                        Value is used to purchase a Fixed and/or
                                        Variable Annuity Payout. Unless you tell us otherwise in writing, the Start Date will be the first day of the month in which the Annuitant reaches age 85.

                                        If the Start Date is earlier than the
                                        date on which you reach age 59 1/2, you
                                        may be subject to tax penalties unless
                                        you meet a permitted exception.

SUB-ACCOUNT                             A subdivision of the Variable Account.

                                        Each Sub-Account's assets are invested
                                        exclusively in one of the Funds.

                                        The Sub-Accounts available on the Issue
                                        Date and the percentage of Purchase
                                        Payments you have allocated to each
                                        Sub-Account on the Issue Date are shown
                                        on the Contract Data Page(s).

                                        Other Sub-Accounts may be available
                                        after the Issue Date.


Form No. 13082 7-99                                                           4

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SECTION 1  DEFINITIONS (CONTINUED)
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VALUATION DATE                          Each day on which the New York Stock
                                        Exchange (NYSE) is open for business,
                                        except for a day that a Sub-Account's
                                        corresponding Fund does not value its
                                        shares. The NYSE is currently closed
                                        weekends and specified holidays.

VALUATION PERIOD                        The time between a Valuation Date and
                                        the next Valuation Date.

VARIABLE ACCOUNT                        A separate investment account of ours,
                                        identified on the Contact Data Page(s),
                                        which has been established under the
                                        State of Washington insurance laws. It
                                        is divided into Sub-Accounts.

VARIABLE ANNUITY PAYOUT                 A series of periodic payments to the
                                        Payee varying in amount based on the
                                        investment performance of the Variable
                                        Account Sub-Accounts under this
                                        contract.

WE, US, OUR                             Northern Life Insurance Company at its
                                        home office in Seattle, Washington and
                                        its administrative office in Minot,
                                        North Dakota.

WRITTEN, IN WRITING                     A written request or notice signed,
                                        dated, and received at an address
                                        designated by us in a form we accept.
                                        You may ask us for the forms.

SECTION 2  THE CONTRACT
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A.       THE CONTRACT                   The entire contract is the contract; the
                                        Contract Data Page(s); the application;
                                        and attached endorsements.

                                        Unless fraudulent, all statements made
                                        by or on behalf of anyone covered by
                                        this contract are representations and
                                        not warranties.

                                        Only statements found in the attached
                                        application(s) may be used to cancel
                                        this contract or as our defense if we
                                        refuse to pay a claim.

B.       MODIFICATION OF CONTRACT       Only our President or Secretary may
                                        change this contract on our behalf. No
                                        agent or any other person may change
                                        this contract. Any change must be in
                                        writing.

SECTION 3  PURCHASE PAYMENTS
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A.       GENERAL                        Purchase Payments must be in cash or a
                                        cash equivalent and are payable at our
                                        Home Office.

                                        Subject to Section 13C, you may make
                                        Purchase Payments at any time before the Start Date while the contract is in force.

                                        The initial Purchase Payment must equal
                                        or exceed the minimum as shown on the
                                        Contract Data Page(s).



Form No. 13082 7-99                                                           5

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SECTION 3  PURCHASE PAYMENTS (CONTINUED)
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                                        On a non-discriminatory basis, we may
                                        choose not to accept an additional
                                        Purchase Payment if:

                                        1.  It is less than $5,000; or

                                        2.  The additional Purchase Payment plus
                                            the Contract Value at the next
                                            Valuation Date exceeds $1,000,000.

B.       ALLOCATION OF
         PURCHASE PAYMENTS
                                        You specified the initial allocation of
                                        Purchase Payments on your application
                                        for this contract. This allocation is
                                        shown on the Contract Data Page(s).

                                        The allocation of future Purchase
                                        Payments will remain the same unless you change it.

                                        You may change the percentage allocation between or among available Sub-Accounts and the Fixed Accounts at any time by giving us written notice.

                                        The change is subject to any limitations on the number of Funds available through each contract.

                                        Changes in the allocation will not be
                                        effective until the date we receive your notice and will only affect Purchase Payments we receive after that date.

                                        The allocation may be 100% to any
                                        account or may be divided between the
                                        accounts in whole percentage points,
                                        totaling 100%.

                                        Reallocations of the Contract Value are
                                        governed by Section 6.

SECTION 4  FIXED ACCOUNT
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A.       GENERAL

                                        The Fixed Account consists of Fixed
                                        Accounts A and C.

                                        Purchase Payments allocated, and
                                        Contract Value reallocated, to the Fixed
                                        Accounts will be credited with interest
                                        at rates we determine from time to time.

                                        The rate will never be less than an
                                        effective annual interest rate of three
                                        percent.

B.       INTEREST CREDITING

           1.  GENERAL

                                        We may credit interest in excess of the
                                        guaranteed rate of three percent.


Form No. 13082 7-99                                                           6

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SECTION 4  FIXED ACCOUNT (CONTINUED)
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      2.       INTEREST RATE
               IN EFFECT

                                        Any interest rate in effect when an
                                        amount is allocated or reallocated to
                                        the Fixed Account is guaranteed for 12
                                        months after it is received.

                                        All amounts in the Fixed Account, after
                                        the end of the year referenced above,
                                        are credited with excess interest at the rates in effect for the then current 12-month period.

                                        There may be more than one interest rate in effect at any time for Fixed Accounts A or C.

                                        The interest rate for Fixed Account C
                                        may be higher than Fixed Account A.

      3.       FACTORS DETERMINING
               INTEREST RATE

                                        In setting interest rates, we consider
                                        many factors, including, but not limited to: investment yield rates, taxes, and contract persistency.

      4.       TIMING OF
               INTEREST CREDITING

                                        We will credit interest to the Fixed
                                        Account Contract Value beginning on the
                                        date we receive your Purchase Payment or reallocation until it is withdrawn or otherwise reallocated.

                                        Interest will be credited and compounded daily to the Fixed Account Contract Value using the daily equivalents of effective annual interest rates.

C.       FIXED ACCOUNT C

                                        Fixed Account C is provided as a vehicle for dollar cost averaging to the Sub-Accounts.

D.       FIXED ACCOUNT
         CONTRACT VALUE

                                        The Fixed Account Contract Value on any
                                        Valuation Date is:

                                        1.   The sum of your Purchase Payment(s)
                                             allocated to Fixed Accounts A and
                                             C;

                                        2.   PLUS any reallocations from the
                                             Variable Account to Fixed Account
                                             A;

                                        3.   PLUS interest credited to Fixed
                                             Accounts A and C;

                                        4.   LESS any previous partial
                                             withdrawals, amounts applied to
                                             purchase partial annuity payouts;

                                        5.   LESS any previous reallocations to
                                             the Variable Account; and

                                        6.   LESS premium tax deducted, if any.



Form No. 13082 7-99                                                           7

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SECTION 5  VARIABLE ACCOUNT
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A.       GENERAL

                                        The Variable Account is registered with
                                        the Securities and Exchange Commission
                                        as a unit investment trust under the
                                        Investment Company Act of 1940.

                                        We have complete ownership and control
                                        of the assets in the Variable Account.
                                        These assets are held separately from
                                        our other assets and are not part of our General Account.

                                        The portion of the assets of the
                                        Variable Account equal to the reserves,
                                        and other contract liabilities of the
                                        Variable Account, are not chargeable
                                        with liabilities from any other business that we may conduct.

                                        The income, gains and losses, realized
                                        or unrealized, from assets allocated to
                                        the Variable Account will be credited
                                        to, or charged against, the Variable
                                        Account, without regard to our other
                                        income, gains, or losses.

B.       SUB-ACCOUNTS

                                        The Variable Account is divided into
                                        Sub-Accounts, some of which are
                                        available under the contract. Each
                                        Sub-Account that is available under this contract invests in shares of a Fund. Funds initially available are set forth on the Contract Data Page(s).

                                        Shares of a Fund will be purchased and
                                        redeemed for a Sub-Account at their net
                                        asset value.

                                        We will reinvest the net asset value of
                                        the income, dividends, and gains,
                                        distributed from shares of a Fund, in
                                        additional shares of that Fund.

                                        The Fund prospectuses define the net
                                        asset value and describe the Funds.

                                        The dollar amounts of values and
                                        benefits of this contract provided by
                                        the Variable Account depend on the
                                        investment performance of the Funds in
                                        which your selected Sub-Accounts are
                                        invested.

                                        We do not guarantee the investment
                                        performance of the Funds. You bear the
                                        full investment risk for amounts applied to the Sub-Accounts.

C.       ACCUMULATION UNITS

                                        Purchase Payments received under this
                                        contract and allocated to, and any
                                        amounts reallocated to, the Variable
                                        Account will be credited in the form of
                                        Accumulation Units.

                                        To find the number of Accumulation
                                        Units:

                                        1.    DIVIDE the amount of the Purchase
                                              Payment allocated to or any amount
                                              reallocated to the Sub-Account;

                                        2.    BY the value of an Accumulation
                                              Unit for that Sub-Account on the
                                              next Valuation Date.


Form No. 13082 7-99                                                           8

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SECTION 5  VARIABLE ACCOUNT (CONTINUED)
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                                        To find the number of Accumulation
                                        Units cancelled upon withdrawal, or
                                        reallocation, from a Sub-Account:

                                        1.    DIVIDE the amount withdrawn or
                                              reallocated;

                                        2.    BY the Accumulation Unit value, on
                                              the next Valuation Date.

                                        Each Accumulation Unit value was set at
                                        $10 when the Sub-Account first purchased investment shares.

                                        Subsequent values on any Valuation Date
                                        are equal to:

                                        1.    The previous Accumulation Unit
                                              value;

                                        2.    MULTIPLIED by the net investment
                                              factor for that Sub-Account for
                                              the Valuation Date.

D.       VARIABLE ACCOUNT
         CONTRACT VALUE

                                        The Variable Account Contract Value is
                                        the total of the values of your interest in each Sub-Account. Each Sub-Account is equal to:

                                        1.    The number of Accumulation Units;

                                        2.    MULTIPLIED by the Accumulation
                                              Unit value.

                                        The Variable Account Contract Value will vary from Valuation Date to Valuation Date.

E.       NET INVESTMENT FACTOR

                                        The net investment factor is an index
                                        number which reflects charges to this
                                        contract and the investment performance
                                        during a Valuation Period of the Fund in which a Sub-Account is invested.

                                        If the net investment factor is greater
                                        than one, the Accumulation Unit value
                                        has increased. If the net investment
                                        factor is less than one, the
                                        Accumulation Unit value has decreased.

                                        The net investment factor for a
                                        Sub-Account is determined by dividing
                                        (1) by (2) and then subtracting (3) from the result, where:

                                        1.    Is the net result of:

                                              a.    The net asset value per
                                                    share of the Fund shares
                                                    held in the Sub-Account,
                                                    determined at the end of the
                                                    current Valuation Period;

                                              b.    PLUS the per share amount of
                                                    any dividend or capital gain
                                                    distributions made on the
                                                    Fund shares held in the
                                                    Sub-Account during the
                                                    current Valuation Period;

                                              c.    PLUS a per share credit; or

                                              d.    LESS a per share charge for
                                                    any taxes reserved which we
                                                    determine to have resulted
                                                    from the operations of the
                                                    Sub-Account and to be
                                                    applicable to this contract.


Form No. 13082 7-99                                                           9

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SECTION 5 VARIABLE ACCOUNT (CONTINUED)
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                                        2.    Is the net result of:

                                              a.    The net asset value per
                                                    share of the Fund shares
                                                    held in the Sub-Account,
                                                    determined at the end of the
                                                    last prior Valuation Period;

                                              b.    PLUS a per share credit; or

                                              c.    LESS a per share charge for
                                                    any taxes reserved for the
                                                    last prior Valuation Period
                                                    which we determine to have
                                                    resulted from the investment
                                                    operations of the
                                                    Sub-Account and to be
                                                    applicable to this contract.

                                        3.    Is a daily factor representing the
                                              Mortality Risk Charge, the Expense
                                              Risk Charge, and the
                                              Administrative Charge adjusted for
                                              the number of days in the period.
                                              The charges are shown on an annual
                                              basis on the Contract Data
                                              Page(s).

F.       MORTALITY RISK CHARGE

                                        The Mortality Risk Charge pays us for
                                        assuming the mortality risk under this
                                        contract.

                                        This charge is included in the
                                        calculation of the net investment
                                        factor. It is shown on the Contract Data
                                        Page(s).

G.       EXPENSE RISK CHARGE

                                        The Expense Risk Charge pays us for
                                        guaranteeing that we will not increase
                                        the Administrative Charge even though
                                        our cost of administering this contract
                                        and the Variable Account may increase.

                                        This Expense Risk Charge is included in
                                        the calculation of the net investment
                                        factor. It is shown on the Contract Data
                                        Page(s).

H.       ADMINISTRATIVE CHARGE

                                        The Administrative Charge shown on the
                                        Contract Data Page(s) pay us for the
                                        administrative expenses of the contract.

                                        The Administrative Charge is included in the calculation of the net investment factor.

I.       PRODUCT ASSET CREDIT

                                        The Product Asset Credit is credited
                                        monthly. It is equal to an annual rate
                                        of 0.80% of your average daily Variable
                                        Account Contract Value.

                                        The Product Asset Credit is credited to
                                        the Variable Account Sub-Accounts in
                                        proportion to each account's
                                        proportionate percentage of Variable
                                        Account Contract Value as of the
                                        Valuation Date immediately preceding the date of the credit.


Form No. 13082 7-99                                                        10
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SECTION 5 VARIABLE ACCOUNT (CONTINUED)
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                                        If there is no Variable Account Contract
                                        Value as of the date of the credit, the
                                        credit will be made to the Fixed Account
                                        Contract Value in proportion to each
                                        account's proportionate percentage of
                                        Fixed Account Contract Value.

                                        If there is no Variable Account Contract
                                        Value during the entire month prior to
                                        the date of the credit, no Product Asset
                                        Credit will be credited for that month.

J.       RESERVED RIGHTS

                                        We reserve the right, if permitted by
                                        applicable law, to:

                                        1.    Create new variable accounts;

                                        2.    Combine variable accounts,
                                              including the Variable Account;

                                        3.    Remove, add, or combine
                                              Sub-Accounts and make the new
                                              Sub-Accounts available to contract
                                              Owners at our discretion;

                                        4.    Substitute shares of one Fund for
                                              another;

                                        5.    Reallocate assets of the Variable
                                              Account, which we determine to be
                                              associated with the class of
                                              contracts to which this contract
                                              belongs, to another variable
                                              account.

                                              (If this type of reallocation is
                                              made, the term "Variable Account"
                                              as used in this contract will then
                                              mean the variable account to which
                                              the assets were reallocated);

                                        6.    De-register the Variable Account
                                              under the Investment Company Act
                                              of 1940, if registration is no
                                              longer required;

                                        7.    Make any changes required by the
                                              Investment Company Act of 1940;

                                        8.    Operate the Variable Account as a
                                              management investment company
                                              under the Investment Company Act
                                              of 1940, or any other form
                                              permitted by law; and

                                        9.    Restrict or eliminate any voting
                                              privileges of contract Owners or
                                              other persons who have voting
                                              privileges as to the Variable
                                              Account.

SECTION 6 REALLOCATIONS OF CONTRACT VALUE
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A.       GENERAL

                                        You may reallocate Contract Value
                                        between or among Sub-Accounts, from one
                                        or more Sub-Accounts to the Fixed
                                        Account, and from the Fixed Account to
                                        one or more Sub-Accounts, subject to
                                        certain limitations. Subject to the
                                        restrictions in Section 6B, we make a
                                        reallocation:


Form No. 13082 7-99                                                        11
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SECTION 6 REALLOCATIONS OF CONTRACT VALUE (CONTINUED)
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                                        1.    On the next Valuation Date after
                                              we receive your written
                                              instructions requesting the
                                              reallocation; or

                                        2.    As of a Valuation Date you request
                                              which occurs thereafter.

                                        Reallocations are subject to the
                                        availability of Sub-Accounts.

                                        On a non-discriminatory basis, we
                                        reserve the right to:

                                        1.    Impose a charge of up to $25 for
                                              each reallocation of Contract
                                              Value;

                                        2.    Limit the number of reallocations
                                              you can make;

                                        3.    Establish minimum and maximum
                                              amounts for reallocations; and

                                        4.    Reallocate the entire Contract
                                              Value remaining in a Sub-Account
                                              or any Fixed Account in the event
                                              that a reallocation request would
                                              bring such remaining Contract
                                              Value below a specified amount.

                                        Allocation of Purchase Payments is
                                        governed by Section 3.

B.       REALLOCATIONS FROM
         FIXED ACCOUNT

                                        Before the Start Date, Fixed Account A
                                        Contract Value may be reallocated at any time to the Variable Account.

C.       FIXED ACCOUNT C REALLOCATIONS

            1.          REQUIREMENTS

                                        Reallocations from Fixed Account C to
                                        the Variable Account must begin within
                                        30 days from receipt of the Purchase
                                        Payment. They will be in substantially
                                        equal payments over a period of 12
                                        months.

                                        You may change the Variable
                                        Sub-Account(s) receiving Fixed Account C reallocations by giving us written notice prior to the Reallocation Date.

                                        Only one reallocation of Fixed Account C will take place at any one time.

                                        If additional Purchase Payment(s) are
                                        received for allocation to Fixed Account
                                        C:

                                        1.    The balance of Fixed Account C
                                              will be adjusted to reflect the
                                              subsequent payment(s); and

                                        2.    Reallocations will be recalculated
                                              based on the number of months
                                              remaining in the original 12-month
                                              period.

                                        Reallocations from Fixed Account A or
                                        the Variable Account, to Fixed Account C are prohibited.

                                        No full or partial withdrawals are
                                        available from Fixed Account C.


Form No. 13082 7-99                                                        12

--------------------------------------------------------------------------------
            2.          REALLOCATION DATE

                                        Reallocations from Fixed Account C will
                                        be transferred any time before the 29th
                                        day of each month. You may tell us in
                                        writing the date you want the
                                        reallocation to occur.

            3.          DISCONTINUING
                        REALLOCATIONS FROM
                        FIXED ACCOUNT C

                                        If reallocations from Fixed Account C
                                        are discontinued prior to the end of the 12-month term, the remaining balance of Fixed Account C will be reallocated to Fixed Account A, unless you tell us differently.

D.       ALL OTHER REALLOCATIONS

                                        Before the Start Date, you may make a
                                        written request to reallocate all or
                                        part of a Sub-Account's Accumulation
                                        Units to other Sub-Accounts or to Fixed
                                        Account A.

                                        To accomplish this reallocation, the
                                        appropriate Accumulation Units will be
                                        redeemed and their value will be
                                        reinvested in other Sub-Accounts, or
                                        reallocated to Fixed Account A or as
                                        directed in your request.

                                        Subject to the restrictions in the
                                        following paragraph, after a Variable
                                        Annuity Payout has begun, you may make a written request to reallocate your Annuity Units. This is done the same way and subject to the same conditions as reallocating Accumulation Units.
                                        However, we reserve the right to
                                        restrict these reallocations.

                                        No reallocations to or from Fixed
                                        Accounts A or C may be made after the
                                        Start Date. In the event that part of
                                        the Contract Value is applied to
                                        purchase annuity payouts, the remaining
                                        Contract Value may be reallocated as
                                        described above for periods prior to the Start Date.

SECTION 7 WITHDRAWALS
--------------------------------------------------------------------------------
A.       GENERAL

                                        If permitted by law, you may request a
                                        full or partial withdrawal by sending us a written request.

                                        We reserve the right to deduct
                                        applicable premium taxes and other state or federal taxes from the Contract Value on the date the withdrawal is taken.

                                        The amount withdrawn from the
                                        Sub-Accounts will be determined on the
                                        next Valuation Date following our
                                        receipt of your written request. This
                                        amount, LESS any charges, will normally
                                        be sent to you within seven days of our
                                        receipt of your written request.


Form No. 13082 7-99                                                        13

--------------------------------------------------------------------------------
                                        By law, we have the right to defer
                                        payment of withdrawals from the Fixed
                                        Account for up to six months from the
                                        date we receive your request.

B.       FULL WITHDRAWAL

                                        For a full withdrawal of the Contract
                                        Value, the withdrawal value equals the
                                        Contract Value.

                                        We will pay the withdrawal value to you
                                        in a lump sum, less any applicable
                                        taxes.

                                        Withdrawal of the entire Contract Value
                                        will result in termination of the
                                        contract in accordance with Section 12A, and we have no further obligation.

C.       PARTIAL WITHDRAWAL

                                        You may withdraw a portion of the
                                        Contract Value. For a partial withdrawal of the Contract Value, the withdrawal value equals the Contract Value withdrawn.

                                        Unless we agree, on a non-discriminatory basis, each partial withdrawal must be at least $1,000, excluding those under
                                        Section 7D. Following a partial
                                        withdrawal, the remaining Contract Value must be at least $25,000.

D.       SYSTEMATIC WITHDRAWALS

                                        You may make a written request to
                                        automatically withdraw amounts from your contract. You may elect to receive these withdrawals monthly, quarterly, semi-annually, or annually, subject to any applicable federal or state laws, rules or regulations.

                                        The minimum amount of each systematic
                                        withdrawal may not be less than $300.

                                        Systematic withdrawals will end:

                                        1.    When the election amount eligible
                                              for withdrawal falls below $300;

                                        2.    When the contract ends due to
                                              election of an annuity payout,
                                              full withdrawal of the contract,
                                              or death of any Owner; or

                                        3.    You give us written notice to end
                                              this option.

E.       FEDERAL TAXES

                                        Some or all of the withdrawal may be
                                        income on which you must pay tax.

                                        We must report such income according to
                                        the tax laws.

                                        We may also be required to withhold
                                        taxes from amounts otherwise payable. In addition, there may be tax penalties if you make a withdrawal before age 59 1/2.


Form No. 13082 7-99                                                        14

SECTION 8 ANNUITY BENEFITS
--------------------------------------------------------------------------------
A.       APPLICATION OF
         CONTRACT VALUE

                                        Upon receipt of your written request for an annuity payout, we apply all or a portion of the Contract Value to provide a Fixed Annuity Payout, or a Variable Annuity Payout, or both. The portion of the Contract Value we apply will be considered a partial withdrawal for purposes of calculating the death benefit.

                                        If the amount to be annuitized on the
                                        date the annuity payout is scheduled to
                                        begin is less than $5,000, we may pay
                                        the withdrawal value in a lump sum.

                                        We reserve the right to deduct
                                        applicable premium taxes and other state or federal taxes from the Contract Value on any Annuity Payout Date as required by law.

B.       ANNUITY PAYOUT OPTIONS

                                        You may select an annuity payout by
                                        sending us a written request.

                                        Your request must be received by us at
                                        least 30 days before the annuity payout
                                        is scheduled to begin.

                                        If you have not selected a required
                                        minimum distribution payment method, we
                                        will provide an annuity payout option to you at age 85, unless you notify us otherwise in writing.

                                        The following options are available for
                                        annuity payouts:

            OPTION ONE
                        INSTALLMENTS FOR LIFE
                        WITH OR WITHOUT A
                        FIXED PERIOD CERTAIN

                                        We will pay the proceeds in equal
                                        installments for as long as the
                                        Annuitant lives.

                                        If a fixed period certain is chosen, we
                                        guarantee to make payments for at least
                                        120 months.

                                        If the Annuitant dies before the end of
                                        the fixed period certain, we will pay
                                        the remaining guaranteed payments in
                                        accordance with Section 10.

                                        For each $1,000 of Contract Value
                                        applied, the Annuity Payout Option One
                                        Table shows:

                                        1.    The guaranteed minimum rate for
                                              each installment under a Fixed
                                              Annuity Payout; or

                                        2.    The rate used to determine the
                                              first installment under a Variable
                                              Annuity Payout using an assumed
                                              yield of three percent.

                                        The rate depends upon:

                                        1.    Whether the 120-month fixed period
                                              certain is chosen; and

                                        2.    The Annuitant's age on his/her
                                              birthday nearest the date the
                                              first installment is due.


Form No. 13082 7-99                                                        15

--------------------------------------------------------------------------------
            OPTION TWO
                        JOINT AND SURVIVOR
                        ANNUITY PAYOUT

                                        We will pay the proceeds in equal
                                        installments for as long as either the
                                        Annuitant or the joint Annuitant is
                                        alive.

                                        For each $1,000 of Contract Value
                                        applied, the Annuity Payout Option Two
                                        Table shows:

                                        1.    The guaranteed minimum rate for
                                              each installment at various ages
                                              under a Fixed Annuity Payout; or

                                        2.    The rate used to determine the
                                              first installment under a Variable
                                              Annuity Payout using an assumed
                                              yield of three percent.

            OPTION THREE
                        OTHER FIXED AND VARIABLE
                        ANNUITY PAYOUTS

                                        We will pay the proceeds under any other
                                        Fixed and Variable Annuity Payouts that
                                        we may offer. Contact us for details.

C.       CHANGE OF ANNUITY
         PAYOUT DATE

                                        Unless we agree otherwise, the first
                                        Annuity Payout Date must be at least 60
                                        days after the Issue Date. The first
                                        Annuity Payout Date is the first
                                        business day of the first calendar month in which an annuity payout will be made to you.

                                        You may change the Start Date by giving
                                        us at least 30 days advance written
                                        notice.

D.       FREQUENCY AND AMOUNT OF
         PAYMENTS

                                        Annuity payments will be made monthly
                                        unless we agree to a different payment
                                        schedule.

                                        We reserve the right to change the
                                        frequency of either Fixed or Variable
                                        Annuity Payouts so that each payment
                                        will be at least $100.

E.       FIXED ANNUITY PAYOUTS

                                        The dollar amount of all payments is
                                        fixed during the entire period of
                                        annuity payments, according to the
                                        provisions of the annuity payout option
                                        selected.

                                        If your contract is an IRA, guaranteed
                                        minimum Annuity Payout Option One and
                                        Two rates for Fixed Annuity Payouts are
                                        based upon three percent yearly interest and rates derived from 1983 Mortality Table a.

                                        Other Fixed Annuity Payout rates may be
                                        available, but rates will never be less
                                        than those shown in the Annuity Payout
                                        Option One and Two Tables. Contact us
                                        for details.


Form No. 13082 7-99                                                        16

--------------------------------------------------------------------------------
                                        In setting Fixed Annuity Payout rates,
                                        we consider many factors, including, but not limited to: investment yield rates; taxes; and contract persistency.

F.       PAYMENT OF PRESENT VALUE

                                        Following the death of the Annuitant and any joint Annuitant under a Fixed Annuity Payout, we may offer the Beneficiary payment of the present value of the unpaid remaining payments if he/she chooses not to continue annuity payouts.

                                        If the present value is payable, we
                                        calculate it this way:

                                        1.    We determine the number of unpaid
                                              remaining payments when we receive
                                              proof of death; and

                                        2.    We discount the remaining payments
                                              at the rate specified in the terms
                                              of the Fixed Annuity Payout
                                              supplemental contract.

G.       VARIABLE ANNUITY PAYOUTS

                                        If you elect a Variable Annuity Payout,
                                        all or a portion of the Variable Account
                                        Contract Value is used to provide
                                        payments which:

                                        1.    After the first payment, are not
                                              predetermined or guaranteed as to
                                              dollar amount; and

                                        2.    Vary in amount with the investment
                                              experience of the Sub-Accounts.

                                        Based upon the option chosen, the first
                                        payout is determined by the amount of
                                        the Contract Value used to provide the
                                        Variable Annuity Payout. The Contract
                                        Value is converted into a fixed number
                                        of Annuity Units, and subsequent payouts are determined by the value of the Annuity Units.

                                        Reallocations among Sub-Accounts before
                                        the Start Date are governed by Section
                                        6.

H.       DETERMINATION OF THE FIRST
         VARIABLE ANNUITY PAYMENT

                                        If you elect a Variable Annuity Payout,
                                        the Contract Value from a Sub-Account,
                                        less applicable taxes, will be applied
                                        to the applicable Annuity Payout Option
                                        Table. This will be done:

                                        1.    On the Valuation Date immediately
                                              preceding the seventh calendar day
                                              before payments begin; and

                                        2.    In accordance with the annuity
                                              payout option chosen.

                                        The amount payable for the first payment for each $1,000, so applied under annuity payout options one and two based upon an assumed yield of three percent, is shown in the tables on pages 20 and 21.


Form No. 13082 7-99                                                        17

--------------------------------------------------------------------------------
I.       VARIABLE ANNUITY PAYOUTS
         AFTER THE FIRST ANNUITY PAYOUT

                                        Variable Annuity Payouts after the first payout are not fixed and vary in amount. The amount changes with the investment performance of the Sub-Accounts, and may change from month to month. The dollar amount of such payments is determined as follows:

                                        1.    The dollar amount of the first
                                              Variable Annuity Payout is divided
                                              by the Annuity Unit value as of
                                              the Valuation Date immediately
                                              preceding the seventh calendar day
                                              before the payments begin. This
                                              result establishes the number of
                                              Annuity Units for each monthly
                                              annuity payment after the first
                                              payment. This number of Annuity
                                              Units remains fixed during the
                                              annuity payment period.

                                        2.    The fixed number of Annuity Units
                                              is multiplied by the Annuity Unit
                                              value as of the Valuation Date
                                              immediately preceding the seventh
                                              calendar day before the date the
                                              payment is due. The result
                                              establishes the dollar amount of
                                              the payment.

                                        We guarantee the dollar amount of each
                                        payout after the first will not be
                                        affected by variations in expenses or
                                        mortality experience.

J.       ANNUITY UNIT VALUES

                                        For each Sub-Account, the Annuity Unit
                                        value was set at $10 when Accumulation
                                        Units were first converted into Annuity
                                        Units. Subsequent Annuity Unit values
                                        for any Valuation Period are equal to:

                                        1.    The net investment factor for the
                                              Valuation Period for which the
                                              Annuity Unit value is being
                                              calculated;

                                        2.    MULTIPLIED by the Annuity Unit
                                              value for the preceding Valuation
                                              Period; and

                                        3.    DIVIDED by the daily factor at the
                                              assumed yield not to exceed five
                                              percent (designed to offset the
                                              assumed yield used to determine
                                              the first payment) adjusted for
                                              the number of days in the
                                              Valuation Period.

                                        NOTE: The net investment factor, the
                                              Annuity Unit value, and the daily
                                              factor vary from day to day. If
                                              you have any questions you should
                                              contact us at 1 877-884-5050.

K.       EXCHANGE OF ANNUITY UNITS

                                        After the annuity payout begins, Annuity
                                        Units of any Sub-Account may be
                                        exchanged for units of any other
                                        Sub-Accounts. This may be done no more
                                        than once a year. Once the annuity
                                        payout starts, no exchanges may be made
                                        to or from any fixed annuity.


Form No. 13082 7-99                                                        18

--------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------------------------------------------
                                                    ANNUITY PAYOUT TABLE
                                                         OPTION ONE

                                Installments for life with or without a fixed period certain
                                      Monthly income for each $1,000 of Contract Value
-----------------------------------------------------------------------------------------------------------------------------------
                                                   FIXED PERIOD IN MONTHS
-----------------------------------------------------------------------------------------------------------------------------------
                                              MALE                                                      FEMALE
------------------------- ---------------------------------------------------- ----------------------------------------------------
          AGE                      None                       120                          None                       120
------------------------- ----------------------- ---------------------------- ----------------------------- ----------------------
           50                      4.27                      4.22                          3.90                      3.89
------------------------- ----------------------- ---------------------------- ----------------------------- ----------------------
           51                      4.34                      4.29                          3.97                      3.95
------------------------- ----------------------- ---------------------------- ----------------------------- ----------------------
           52                      4.43                      4.37                          4.03                      4.01
------------------------- ----------------------- ---------------------------- ----------------------------- ----------------------
           53                      4.51                      4.45                          4.10                      4.08
------------------------- ----------------------- ---------------------------- ----------------------------- ----------------------
           54                      4.60                      4.54                          4.18                      4.15
------------------------- ----------------------- ---------------------------- ----------------------------- ----------------------
           55                      4.70                      4.62                          4.25                      4.22
------------------------- ----------------------- ---------------------------- ----------------------------- ----------------------
           56                      4.80                      4.72                          4.34                      4.30
------------------------- ----------------------- ---------------------------- ----------------------------- ----------------------
           57                      4.91                      4.82                          4.42                      4.38
------------------------- ----------------------- ---------------------------- ----------------------------- ----------------------
           58                      5.03                      4.92                          4.52                      4.47
------------------------- ----------------------- ---------------------------- ----------------------------- ----------------------
           59                      5.15                      5.03                          4.61                      4.56
------------------------- ----------------------- ---------------------------- ----------------------------- ----------------------
           60                      5.28                      5.14                          4.72                      4.66
------------------------- ----------------------- ---------------------------- ----------------------------- ----------------------
           61                      5.42                      5.26                          4.83                      4.76
------------------------- ----------------------- ---------------------------- ----------------------------- ----------------------
           62                      5.57                      5.39                          4.95                      4.86
------------------------- ----------------------- ---------------------------- ----------------------------- ----------------------
           63                      5.74                      5.52                          5.07                      4.98
------------------------- ----------------------- ---------------------------- ----------------------------- ----------------------
           64                      5.91                      5.66                          5.21                      5.10
------------------------- ----------------------- ---------------------------- ----------------------------- ----------------------
           65                      6.10                      5.81                          5.35                      5.22
------------------------- ----------------------- ---------------------------- ----------------------------- ----------------------
           66                      6.29                      5.96                          5.51                      5.36
------------------------- ----------------------- ---------------------------- ----------------------------- ----------------------
           67                      6.50                      6.11                          5.67                      5.50
------------------------- ----------------------- ---------------------------- ----------------------------- ----------------------
           68                      6.73                      6.28                          5.85                      5.65
------------------------- ----------------------- ---------------------------- ----------------------------- ----------------------
           69                      6.97                      6.44                          6.04                      5.80
------------------------- ----------------------- ---------------------------- ----------------------------- ----------------------
           70                      7.23                      6.61                          6.25                      5.96
------------------------- ----------------------- ---------------------------- ----------------------------- ----------------------
           71                      7.51                      6.78                          6.47                      6.14
------------------------- ----------------------- ---------------------------- ----------------------------- ----------------------
           72                      7.80                      6.96                          6.71                      6.31
------------------------- ----------------------- ---------------------------- ----------------------------- ----------------------
           73                      8.12                      7.14                          6.97                      6.50
------------------------- ----------------------- ---------------------------- ----------------------------- ----------------------
           74                      8.45                      7.32                          7.26                      6.69
------------------------- ----------------------- ---------------------------- ----------------------------- ----------------------
           75                      8.82                      7.49                          7.56                      6.89
------------------------- ----------------------- ---------------------------- ----------------------------- ----------------------
           76                      9.21                      7.67                          7.90                      7.09
------------------------- ----------------------- ---------------------------- ----------------------------- ----------------------
           77                      9.62                      7.84                          8.26                      7.29
------------------------- ----------------------- ---------------------------- ----------------------------- ----------------------
           78                     10.07                      8.01                          8.65                      7.49
------------------------- ----------------------- ---------------------------- ----------------------------- ----------------------
           79                     10.55                      8.17                          9.07                      7.69
------------------------- ----------------------- ---------------------------- ----------------------------- ----------------------
           80                     11.06                      8.33                          9.53                      7.89
-----------------------------------------------------------------------------------------------------------------------------------
Instead of such monthly installments, yearly, semi-annual or quarterly installments may be selected.
Amounts for ages not shown in this table may be obtained upon request.
-----------------------------------------------------------------------------------------------------------------------------------


Form No. 13082 7-99                                                        19

--------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
                                                              ANNUITY PAYOUT TABLE
                                                                   OPTION TWO
                                                           Joint and Survivor Annuity
                                                Monthly Income for Each $1,000 of Contract Value
------------------------------------------------------------------------------------------------------------------------------------
                                                                       FEMALE AGE
----------------- -----------------------------------------------------------------------------------------------------------------
    MALE AGE            50              55               60                65               70              75             80
----------------- -------------- ---------------- ----------------- ---------------- --------------- ---------------- -------------
       50              3.60            3.75             3.88              3.99             4.08            4.15           4.20
----------------- -------------- ---------------- ----------------- ---------------- --------------- ---------------- -------------
       55              3.69            3.88             4.06              4.23             4.38            4.50           4.58
----------------- -------------- ---------------- ----------------- ---------------- --------------- ---------------- -------------
       60              3.76            3.99             4.23              4.49             4.72            4.91           5.06
----------------- -------------- ---------------- ----------------- ---------------- --------------- ---------------- -------------
       65              3.81            4.07             4.38              4.72             5.07            5.39           5.65
----------------- -------------- ---------------- ----------------- ---------------- --------------- ---------------- -------------
       70              3.84            4.14             4.50              4.93             5.40            5.89           6.34
----------------- -------------- ---------------- ----------------- ---------------- --------------- ---------------- -------------
       75              3.87            4.18             4.58              5.08             5.68            6.37           7.07
----------------- -------------- ---------------- ----------------- ---------------- --------------- ---------------- -------------
       80              3.88            4.21             4.64              5.19             5.90            6.78           7.77
-----------------------------------------------------------------------------------------------------------------------------------
                                 Amounts for ages not shown in this table may be obtained upon request.
------------------------------------------------------------------------------------------------------------------------------------


SECTION 9 GENERAL PROVISIONS
--------------------------------------------------------------------------------
A.       BENEFICIARY CHANGE

                                        You have the right to name an
                                        Irrevocable Beneficiary on the
                                        application.

                                        You may add a Beneficiary or change the
                                        Beneficiary by written request during
                                        your lifetime if:

                                        1.    The contract is in force; and

                                        2.    We have the written consent of
                                              each Irrevocable Beneficiary.

                                        If there is more than one Beneficiary,
                                        we pay them in equal shares unless you
                                        have requested otherwise in writing.

                                        Any addition or change of Beneficiary
                                        should be sent to our Home Office.

                                        The addition or change will take effect
                                        on the date you signed the request. It
                                        will not affect any payment or action we make before we receive and record that request.


Form No. 13082 7-99                                                        20

SECTION 9               GENERAL PROVISIONS (CONTINUED)

--------------------------------------------------------------------------------
B.       BENEFICIARY'S
         SUCCESSION OF INTEREST

                                        If no Beneficiary is named, or if no
                                        Beneficiary survives you, we will pay
                                        your estate.

                                        If a Beneficiary survives you, but dies
                                        before receiving his/her full share, we
                                        will pay his/her share in the following
                                        order, unless you requested otherwise in writing:

                                        1.    To any surviving Beneficiary, in
                                              the same class of Beneficiary;

                                        2.    To any Contingent Beneficiary;

                                        3.    To the Beneficiary's surviving
                                              spouse;

                                        4.    Equally to the Beneficiary's
                                              surviving children; or

                                        5.    To the Beneficiary's estate.

C.       EVIDENCE OF SURVIVAL

                                        We may require proof that a person is
                                        alive on the Required Distribution Date, the Start Date, or at any time thereafter.

D.       INCONTESTABILITY

                                        This contract has a two-year contestable period running from its Issue Date.

                                        After this contract has been in force
                                        for two years from its Issue Date, we
                                        cannot claim that the contract is void
                                        unless the contract has been terminated
                                        in accordance with Section 12.

E.       INTEREST ON DEATH BENEFIT

                                        Any death benefit paid under this
                                        contract from the Fixed Account will
                                        include interest from the death benefit
                                        Valuation Date until the death benefit
                                        is paid at a rate not less than that
                                        required by law. Any death benefit paid
                                        under this contract from the Variable
                                        Account will not include interest.

F.       MISSTATEMENT OF AGE OR SEX

                                        If your age or sex is misstated, the
                                        Required Distribution Date and/or the
                                        Start Date will be adjusted to reflect
                                        the true age or sex.

                                        If age has been misstated and payments
                                        have begun under a Fixed or Variable
                                        Annuity Payout, we will change the
                                        amounts payable to what the Payee is
                                        entitled to at the true age or sex.

                                        If the misstatement caused us to make an overpayment, we will deduct that amount from future payments. If the misstatement caused us to make an underpayment, we will pay that amount immediately.


Form No. 13082 7-99                                                        21

-------------------------------------------------------------------------------
                                        We have the right to require proof of an Annuitant's age or sex before we make payment under any Fixed or Variable Annuity Payout.

G.       NONPARTICIPATING

                                        The contract does not share in our
                                        profits or surplus. No dividends are
                                        paid under this contract.

H.       PAYMENTS AND SETTLEMENTS

                                        All payments and settlements we make are payable from our Home Office. We may require that this contract be returned before payments and settlements are made.

I.       PROOF OF DEATH

                                        We accept any of the following as proof
                                        of death:

                                        1.    A certified copy of a death
                                              certificate;

                                        2.    A certified copy of a decree of a
                                              court of competent jurisdiction as
                                              to the finding of death; or

                                        3.    Any other proof satisfactory to
                                              us.

J.       PROTECTION OF PROCEEDS

                                        Payments we make under this contract:

                                        1.    May not be assigned before they
                                              are due; and

                                        2.    Except as permitted by law, are
                                              not subject to claims of creditors
                                              or legal process.

K.       TAX WITHHOLDING

                                        We will withhold taxes from any payment
                                        made when required by law or regulation.

L.       YEARLY STATEMENT

                                        At least once each Contract Year, we
                                        will send you a report showing the
                                        Contract Value.

SECTION 10 PAYMENTS AT DEATH
--------------------------------------------------------------------------------
A.       GENERAL

                                        At the Beneficiary's election,
                                        distribution of all or part of the death benefit may be deferred to the extent allowed by state or federal law or IRS regulation.

                                        When an Owner dies before the Start
                                        Date, the individual entitled to the
                                        death benefit is the first person in
                                        priority order, among the following, who is alive on the date of Owner's death:

                                        1.    Joint Owner, if any; or

                                        2.    Primary Beneficiary; or

                                        3.    Contingent Beneficiary.


Form No. 13082 7-99                                                        22

--------------------------------------------------------------------------------
                                        If none of the persons above are alive
                                        on the date of Owner's death, the death
                                        benefit will then be paid to Owner's
                                        estate.

                                        If the designated Beneficiary, as
                                        determined above, is the Owner's
                                        surviving legal spouse, the legal spouse has the additional option to continue the contract as the Owner.

                                        Your surviving legal spouse would then
                                        have all ownership rights described in
                                        the contract.

                                        If the legal spouse elects to continue
                                        the contract, he/she may not later
                                        decide to receive the death benefit.

B.       ADJUSTED PURCHASE
         PAYMENT TOTAL

                                        The initial Adjusted Purchase Payment
                                        Total is equal to the amount of the
                                        first Purchase Payment we receive. The
                                        Adjusted Purchase Payment Total is
                                        increased by the amount of each
                                        subsequent Purchase Payment. For each
                                        partial withdrawal, the Adjusted
                                        Purchase Payment Total is reduced by
                                        multiplying it by the fraction A divided by B, (A/B), where:

                                        1.    A is the Contract Value
                                              immediately after a partial
                                              withdrawal; and

                                        2.    B is the Contract Value
                                              immediately before a partial
                                              withdrawal.

C.       DEATH BENEFIT
         BEFORE THE START DATE

                                        If the first Owner listed on the
                                        contract is living and the Annuitant
                                        dies before the Start Date, we will
                                        automatically name the first Owner as
                                        the successor Annuitant. There will be
                                        no change in status if there is only one
                                        Owner and one of the Annuitants dies.
                                        You may also surrender the contract.

                                        If the Owner is a non-natural person and the Annuitant dies before the Start Date, the Contract Value will be paid to the Beneficiary.

                                        The amount of the death benefit is the
                                        greater of A or B where:

                                        1.    A is the Contract Value on the
                                              Death Benefit Valuation Date; and

                                        2.    B is the Adjusted Purchase Payment
                                              Total.

D.       DEATH BENEFIT VALUATION DATE

                                        The Death Benefit Valuation Date is the
                                        Valuation Date following the date we
                                        receive the later of:

                                        1.    Proof of your death; or

                                        2.    The Beneficiary's written request
                                              in a form which we approve for:

                                              a.    A single sum payment; or

                                              b.    An annuity payout permitted
                                                    by Code Section 408(b)(3).


Form No. 13082 7-99                                                        23

--------------------------------------------------------------------------------
E.       PAYMENT OF DEATH BENEFIT

                                        If the Beneficiary elects a single sum
                                        payment, we will make payment within
                                        seven days after the Death Benefit
                                        Valuation Date.

                                        If an annuity payout is requested, it
                                        may be any annuity payout:

                                        1.    That could have been selected
                                              under Section 8; and

                                        2.    Which is permitted by Code
                                              Sections 401(a)(9), 408(b)(3), and
                                              the regulations thereunder.

F.       DEATH BENEFIT ON OR
         AFTER THE START DATE

                                        On or after the Start Date, the amount
                                        of the death benefit, if any, is
                                        governed by the annuity payout in effect on the date of your death.

SECTION 11 AMENDMENT AND DISCLAIMER
--------------------------------------------------------------------------------

A.       AMENDMENT

                                        We reserve the right to amend this
                                        contract in order to include any future
                                        changes relating to this contract's
                                        remaining qualified for treatment as an
                                        annuity contract under the following:

                                        1.    The Code;

                                        2.    IRS rulings and regulations; and

                                        3.    Any requirements imposed by the
                                              Internal Revenue Service.

B.       DISCLAIMER

                                        We will be under no obligation for any
                                        of the following:

                                        1.    To determine whether a Purchase
                                              Payment, distribution or transfer
                                              under the contract complies with
                                              the provisions, terms and
                                              conditions of each plan or with
                                              applicable law;

                                        2.    To administer any such plan,
                                              including, without limitation, any
                                              provisions required by the
                                              Retirement Equity Act of 1984; or

                                        3.    For any tax penalties owed by any
                                              party resulting from failure to
                                              comply with the Code and IRS
                                              rulings, regulations, and
                                              requirements applicable to this
                                              contract.


Form No. 13082 7-99                                                        24

SECTION 12 TERMINATION
--------------------------------------------------------------------------------

A.       TERMINATION

                                        This contract will end on the earliest
                                        of the following:

                                        1.    When the entire withdrawal value
                                              is withdrawn on or before the
                                              Start Date; or

                                        2.    When the Contract Value is paid in
                                              a lump sum as the death benefit
                                              before the Start Date.

                                        In addition, if:

                                        1.    You have not made any Purchase
                                              Payments for a period of two full
                                              years; and

                                        2.    The guaranteed monthly benefit
                                              under the life annuity with
                                              payments for 10 or 20 years would
                                              be less than $20 per month when
                                              you reach age 71, or at the end of
                                              Contract Year 12, whichever is
                                              later;

                                        then, we may terminate the contract by
                                        payment of the current withdrawal value.

                                        This payment may be made to you, or, if
                                        you request, to another annuity or IRA.

SECTION 13 IF YOUR CONTRACT IS AN IRA
--------------------------------------------------------------------------------
A.       GENERAL

                                        If you purchased this contract as an
                                        Individual Retirement Annuity (IRA),
                                        this Section restricts how a Purchase
                                        Payment and any withdrawals may be made
                                        under the contract both before and after your death.

                                        It refers to Code Sections 401(a)(9),
                                        and 408(b)(3), 408(k), including the
                                        incidental death benefit provisions of
                                        Proposed Treasury Regulation Section
                                        1.401(a)(9)-2.

                                        This Section modifies any other
                                        provision in the contract to the
                                        contrary when this contract is an IRA.

                                        If you have questions about IRA
                                        requirements, consult your personal tax
                                        adviser.

B.       OWNER

                                        For an IRA:

                                        1.    You must be the Annuitant.

                                        2.    Joint Ownership is not permitted.

                                        3.    You cannot name a different Owner
                                              for the contract.

                                        4.    The contract is established for
                                              your exclusive benefit and the
                                              exclusive benefit of your
                                              Beneficiaries.

                                        5.    You may not borrow money from your
                                              contract.

                                        6.    Your interest in your contract is
                                              non-transferable.

                                        7.    You cannot assign your interest in
                                              the contract to another person.

                                        8.    Your entire interest in your
                                              contract is nonforfeitable.


Form No. 13082 7-99                                                        25

--------------------------------------------------------------------------------
C.       CONTRIBUTION

                                        Any contribution must be in cash or a
                                        cash equivalent.

                                        Only the following contribution may
                                        exceed $2,000 for any taxable year:

                                        1.    A rollover contribution described
                                              in Code Sections 402(c),
                                              403(a)(4), 403(b)(8) and
                                              408(d)(3);

                                        2.    An amount transferred from another
                                              individual retirement account or
                                              annuity; or

                                        3.    A contribution made according to
                                              the terms of a Simplified Employee
                                              Pension Plan as described in Code
                                              Section 408(k).

                                        No contribution may be made on your
                                        behalf for the tax year you reach age 70
                                        1/2 and any year thereafter.

                                        You have the sole responsibility for
                                        determining whether the contribution
                                        meets applicable income tax
                                        requirements.

                                        If we receive a Purchase Payment greater than that permitted by law, you may make a written request to withdraw the excess following the Code, subject to applicable tax penalties.

D.       IRA DISTRIBUTION REQUIREMENTS

                                        You must elect to take a distribution
                                        under the contract on or before the
                                        required beginning date. This date
                                        commences no later than April 1 of the
                                        calendar year following the calendar
                                        year in which you attain age 70 1/2.

                                        An exception to this rule is that you
                                        may tell us in writing that you are
                                        using another acceptable source under
                                        federal law to meet distribution
                                        requirements.

                                        Distributions for each calendar year
                                        after the year you become 70 1/2
                                        (including the year of your required
                                        beginning date) must be made by each
                                        December 31.

                                        You have the sole responsibility for
                                        requesting a distribution that complies
                                        with applicable law.

                                        Such distribution will be payable in
                                        equal amounts, no less frequently than
                                        annually.

                                        Distributions will be made:

                                        1.    In a lump sum;

                                        2.    Over your life;

                                        3.    Over the lives of you and your
                                              Beneficiary;

                                        4.    Over a period certain not
                                              exceeding your life expectancy; or

                                        5.    Over a period certain not
                                              exceeding the joint and last
                                              survivor life expectancy of you
                                              and your Beneficiary.


Form No. 13082 7-99                                                        26

--------------------------------------------------------------------------------
                                        Distributions must be non-increasing or
                                        may increase only as provided in Q&A F-3 of Proposed Treasury Regulations Section
                                        1.401 (a)(9)-1.

                                        If your entire interest is to be
                                        distributed in other than a single lump
                                        sum, the minimum amount to be
                                        distributed each year will be determined according to Code Section 408(b)(3). The distribution will start on the required beginning date and will continue each year thereafter.

E.       DEATH BENEFIT BEFORE THE
         REQUIRED START DATE

                                        If you die before distribution has
                                        begun, the entire interest must be
                                        distributed no later than December 31 of the calendar year in which the fifth anniversary of your death occurs.

                                        However, proceeds which are payable to a named Beneficiary who is a natural person may be distributed in equal installments over:

                                        1.    The lifetime of the Beneficiary;
                                              or

                                        2.    A period not exceeding the life
                                              expectancy of the Beneficiary,
                                              provided such distribution begins
                                              no later than December 31
                                              following the calendar year in
                                              which your death occurred.

                                        If the Beneficiary is your surviving
                                        legal spouse, he or she may elect to
                                        receive equal or substantially equal
                                        distributions over the life or life
                                        expectancy of the surviving legal
                                        spouse.

                                        The election must be made no later than
                                        December 31 of the calendar year in
                                        which the fifth anniversary of your
                                        death occurs.

                                        Distributions must commence prior to the date on which you would have attained age 70 1/2.

                                        Minimum distributions will be calculated according to Code Section 408(b)(3).

                                        Alternatively, your surviving legal
                                        spouse may continue the contract as
                                        Owner.

                                        Under this requirement, any amount paid
                                        to any of your children will be treated
                                        as if it had been paid to your surviving legal spouse if the remainder of the interest becomes payable to the surviving legal spouse when the child reaches the age of majority.

F.       DEATH BENEFIT ON OR AFTER THE
         REQUIRED START DATE

                                        If you die after distribution of your
                                        interest has begun, the remaining
                                        portion of such interest will continue
                                        to be distributed at least as rapidly as under the method of distribution being used prior to your death.


Form No. 13082 7-99                                                        27

--------------------------------------------------------------------------------
G.       DETERMINING LIFE EXPECTANCY
         FOR DISTRIBUTIONS

                                        As used in this document, life
                                        expectancy and joint and last survivor
                                        life expectancy will be determined by
                                        use of the expected return multiples in
                                        Tables V and VI of Treasury Regulation
                                        Section 1.72-9 according to Code Section
                                        408(b)(3).

                                        In the case of required distributions,
                                        life expectancy of you and your
                                        Beneficiary will be initially determined based on your attained ages in the year you reach age 70 1/2.

                                        In the case of the death benefit, the
                                        life expectancy will be initially
                                        determined on the basis of your
                                        Beneficiary's attained age in the year
                                        distributions are required to commence.

                                        Unless you (or your legal spouse) elect
                                        otherwise, prior to the time
                                        distributions are required to commence,
                                        your life expectancy (and, if
                                        applicable, your legal spouse's life
                                        expectancy) will be recalculated
                                        annually based on your attained ages in
                                        the year for which the required
                                        distribution is being determined.

                                        The life expectancy of a non-legal
                                        spouse Beneficiary will not be
                                        recalculated.

H.       DISCLAIMER

                                        We will be under no obligation for any
                                        of the following:

                                        1.    For any tax or tax penalties an
                                              Owner, Annuitant, or Beneficiary
                                              may owe resulting from failure to
                                              comply with the requirements
                                              imposed by the Code or by any
                                              other applicable federal or state
                                              law, rule or regulation;

                                        2.    To determine whether the Purchase
                                              Payment, distribution, or transfer
                                              under the contract complies with
                                              the provisions, terms, and
                                              conditions of any plan or with
                                              applicable law;

                                        3.    To administer any plan, including,
                                              without limitation, any provisions
                                              required by the retirement Equity
                                              Act of 1984;

                                        4.    To provide any notifications or
                                              reports required to be made by an
                                              employer or any other entity;

                                        5.    To verify or make provisions to
                                              ensure that the contribution was
                                              received by us within any
                                              deadlines prescribed by law or
                                              otherwise; or

                                        6.    To effect the correction of any
                                              excess contribution.

Form No. 13082 7-99                                                        28

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Form No. 13082 7-99

--------------------------------------------------------------------------------
INDIVIDUAL DEFERRED RETIREMENT ANNUITY CONTRACT

Nonparticipating

VARIABLE AND/OR FIXED ACCUMULATION

VARIABLE AND/OR FIXED DOLLAR ANNUITY PAYOUTS




NOTICE: To make Purchase Payments, make a claim, or exercise your rights under this contract, please write or call us at:


                            RELIASTAR SERVICE CENTER
                            P.O. Box 5050
                            Minot, North Dakota 58702-5050
                            877-884-5050




Please include your contract number in all correspondence.

NORTHERN LIFE INSURANCE COMPANY
1501 4th Avenue
Suite 1000
Seattle, WA 98101-3620

RELIASTAR SERVICE CENTER
2000 21st Avenue NW
Minot, North Dakota 58703



Form No. 13082 7-99